Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Krishna Shivram, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Weatherford International Ltd.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 16, 2014

/s/Krishna Shivram
Krishna Shivram
Chief Financial Officer